UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: April 29, 2014 (Date of earliest event reported)
Crystal Rock Holdings, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)           On April 29, 2014, Crystal Rock Holdings, Inc. held its annual meeting of stockholders.  Of the 21,360,411 shares of voting stock outstanding at the close of business on March 3, 2014, the record date, the holders of 19,838,403 shares were present or represented at the meeting.  Of that number, broker non-votes accounted for 5,823,814 shares, which were not voted for Proposal 1 or Proposal 2.

(b)           Proposal 1 was the election of directors.  All seven incumbent directors were reelected.  The votes cast are summarized as follows:

Director	Number of Shares Voted For	Number of Shares for Which Authority was Withheld
Henry E. Baker	11,171,836	2,842,753
John B. Baker	11,205,347	2,809,242
Peter K. Baker	11,205,347	2,809,242
Martin A. Dytrych	10,728,526	3,286,063
John M. LaPides	10,728,526	3,286,063
Ross S. Rapaport	11,209,749	2,804,840
Lori J. Schafer	10,948,321	3,066,268

Proposal 2 was to approve the Company’s 2014 Stock Incentive Plan.  The Plan was approved with 10,673,947 votes “For,” 3,305,722 votes “Against,” and 34,920 votes to abstain.

Proposal 3 was ratification of the appointment of Wolf & Company P.C. as the Company’s independent auditor for fiscal 2014.  The ratification was approved by a vote of 16,808,654 votes “For,” 87,335 votes “Against,” and 2,942,414 votes to abstain.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

      None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014	CRYSTAL ROCK HOLDINGS, INC. By: /s/ Bruce S. MacDonald Bruce S. MacDonald Chief Financial Officer